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                  CONNECTINC.COM, CO., A DELAWARE CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 31, 2000

    The undersigned hereby appoints Mr. Craig Norris and Mr. Kevin Berry, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ConnectInc.com, Co., a Delaware corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of ConnectInc.com, Co. to be held at 515 Ellis Street, Mountain View, California 94043 on January 31, 2000 at 2:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PROPOSAL 1: To approve and adopt (i) the Agreement and Plan of Merger, dated as of November 19, 1999, by and among ConnectInc.com, Co., Calico Commerce, Inc., a Delaware corporation, and Calico Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Calico Commerce, Inc., and (ii) the merger of ConnectInc.com, Co. and Calico Acquisition, Inc. and the other transactions contemplated in the Agreement and Plan of Merger.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                  Management recommends a vote FOR Proposal 1
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    Please complete, date and sign this proxy and return it in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Dated:
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                                                      Signature(s)

                                                      Please sign exactly as
                                                      your name appears hereon.
                                                      If the stock is registered
                                                      in the names of two or
                                                      more persons, each should
                                                      sign. Executors,
                                                      administrators, trustees,
                                                      guardians and
                                                      attorneys-in-fact should
                                                      add their title. If signer
                                                      is a corporation, please
                                                      give full corporate name
                                                      and have a duly authorized
                                                      officer sign, stating
                                                      title. If signer is a
                                                      partnership, please sign
                                                      in partnership name by
                                                      authorized person.